As filed with the Securities and Exchange Commission on March 30, 2006

          Registration No. 333-103586

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POST EFFECTIVE

AMENDMENT NO. 1

ILX RESORTS INCORPORATED

(Exact name of Registrant as specified in its charter)

Arizona

    86-0564171

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

ILX Resorts Incorporated

2111 East Highland Avenue, Suite 200

Phoenix, Arizona 85016

(602) 957-2777

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

----------

Joseph P. Martori

Chairman of the Board and

Chief Executive Officer

ILX Resorts Incorporated

2111 East Highland Avenue, Suite 200

Phoenix, Arizona 85016

(602) 957-2777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Christopher S. Stachowiak, Esq.

Osborn Maledon, P.A.

2929 North Central Avenue

21st Floor

Phoenix, Arizona 85012

(602) 640-9000

EXPLANATORY NOTE

ILX Resorts Incorporated (the "Registrant") filed Registration Statement No. 333-103586 covering 300,000 shares of the Registrant's Common Stock (the "Common Stock").  A total of 280,877 shares have been issued pursuant to Registration Statement No. 333-103586 and 19,123 shares remain unsold and unissued.  Registrant desires to discontinue the registration of the remaining unissued shares of Common Stock covered by Registration Statement No. 333-103586 and, accordingly, is filing this Post-Effective Amendment to deregister the 19,123 shares of unissued Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on the 29th day of March, 2006.

                                              ILX RESORTS INCORPORATED

                                          By: /S/Joseph P. Martori

                                              ----------------------------

                                              Joseph P. Martori, Chairman,

                                              and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Martori and Nancy J. Stone, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.]

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                TITLE                              DATE

         ---------                                -----                              ----

/s/ Joseph P. Martori                   Chairman of the Board                    March 29, 2006

------------------------------          and Chief Executive Officer

Joseph P. Martori                       (principal executive officer)

/s/ Nancy J. Stone                      President, Chief Operating               March 29, 2006

------------------------------          Officer and Director

Nancy J. Stone

/s/ Margaret M. Eardley                 Executive Vice President and             March 29, 2006

------------------------------          Chief Financial Officer

Margaret M. Eardley                     (principal financial officer)

/s/ Taryn L. Chmielewski                Vice President and Chief                 March 29, 2006

------------------------------          Accounting Officer

Taryn L. Chmielewski                    (principal accounting officer)

/s/ Edward S. Zielinski                 Executive Vice President and             March 29, 2006

------------------------------          Director

Edward S. Zielinski

/s/ Joseph P. Martori, II               Executive Vice President and             March 29, 2006

------------------------------          Director

Joseph P. Martori, II

                                        Director                                 March 29, 2006

------------------------------

Steven R. Chanen

/s/ Wayne M. Greenholtz                 Director                                 March 29, 2006

------------------------------

Wayne M. Greenholtz

                                        Director                                 March 29, 2006

------------------------------

Patrick J. McGroder III

/s/ James W. Myers                      Director                                 March 29, 2006

------------------------------

James W. Myers

/s/ Steven A. White                     Director                                 March 29, 2006

------------------------------

Steven A. White